 Exhibit 99.2

KLR Energy Acquisition Corp. Completes $80,000,000 Initial Public Offering

HOUSTON, TX, March 16, 2016 — KLR Energy Acquisition Corp. (the “Company” or “KLR Energy”), an oil and gas exploration and production focused special purpose acquisition entity, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, today announced the closing of its initial public offering of 8,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $80,000,000 before deducting underwriting discounts and commissions and other offering expenses by the Company.

The Company’s units began trading on the NASDAQ Capital Market (“NASDAQ”) under the ticker symbol “KLREU” on March 11, 2016. Each unit consists of one share of the Company’s Class A common stock and one warrant, enabling the holder thereof to purchase one share of the Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on NASDAQ under the symbols “KLRE” and “KLREW,” respectively.

EarlyBirdCapital served as sole book-running manager for the offering. KLR Energy has granted the underwriters a 45-day option to purchase up to 1,200,000 additional units to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $83,200,000 (or $10.40 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of March 16, 2016 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

The offering was made only by means of a prospectus. Copies of the prospectus related to this offering may be obtained from EarlyBirdCapital, Attn.: Syndicate Department, 366 Madison Avenue, 8th Floor, New York, NY 10017, email: jcarter@ebcap.com, tel: (212) 661-0200. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

A registration statement relating to the securities has been declared effective by the SEC on March 10, 2016. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About KLR Energy

KLR Energy is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although it intends to focus efforts on seeking a business combination with a company or companies in the oil and gas exploration and production industry. KLR Energy is being sponsored by KLR Energy Sponsor, LLC, an affiliate of KLR Holdings, LLC.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

KLR Energy Acquisition Corp.

Main (713) 654-8080

T.J. Thom, CFO

Direct (504) 214-7093

Greg Dow, COO and Secretary

Direct (212) 642-0425

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